Exhibit 10.25A

AMENDMENT NO. 1 TO FINANCING AGREEMENT

This AMENDMENT NO. 1 TO FINANCING AGREEMENT (this "Amendment") is dated as of August 13, 2013 and is entered into by and among Oxford Resource Partners, LP, a Delaware limited partnership (the "Parent"), Oxford Mining Company, LLC, an Ohio limited liability company ("Oxford Mining"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto (together with the Parent, each an "Existing Guarantor" and collectively, the "Existing Guarantors"), Obsidian Agency Services, Inc., a California corporation ("Obsidian"), as collateral agent for the Lenders referred to below (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and Obsidian, as administrative agent for the Lenders referred to below (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent," and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

W I T N E S S E T H:

WHEREAS, Oxford Mining, each other Person that executes a joinder agreement and becomes a "Borrower" thereunder (each a "Borrower" and collectively the "Borrowers"), the Existing Guarantors (together with each other Person that executes a joinder agreement and becomes a "Guarantor" thereunder or otherwise guarantees all or any part of the Obligations, each a "Guarantor" and collectively, the "Guarantors"), the Agents and the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders") have entered into that certain Financing Agreement dated as of June 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Financing Agreement"; capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Financing Agreement); and

WHEREAS, the Borrowers have requested that the Agents and the Required Lenders agree to amend the Financing Agreement in certain respects as set forth herein.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Financing Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.      Amendments to Financing Agreement. Subject to the satisfaction of the conditions set forth in Section 2 below, and in reliance on the representations and warranties contained in Section 3 below, the Financing Agreement is hereby amended as follows:

(a)           The defined term "Consolidated Adjusted EBITDA" set forth in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Consolidated Adjusted EBITDA" means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person and its Subsidiaries (other than any Consolidated Venture) for such period; plus (b) without duplication, the sum of each of the following amounts of such Person and its Subsidiaries (other than any Consolidated Venture) for such period to the extent each of such following amounts is included in determining the Consolidated Net Income of such Person and its Subsidiaries (other than any Consolidated Venture) for such period: (i) Consolidated Net Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) depletion expense, (v) amortization expense, (vi) impairment expenses, (vii) restructuring expenses related to the restructuring of the operations of the Loan Parties in Kentucky, with respect to each such expense, up to an aggregate amount not to exceed (A) the amount set forth on Schedule 1.01(D) for each such expense through March 31, 2013 and (B) 110% of the amount set forth on Schedule 1.01(D) for each such expense after March 31, 2013, (viii) non-cash equity-based compensation expense, (ix) accretion of mine reclamation and closure obligations, (x) non-recurring items to the extent identified in the financial reporting of such Person and its Subsidiaries (other than any Consolidated Venture) and approved by the Collateral Agent, and (xi) Refinancing Fees/Expenses up to an aggregate amount not to exceed $9,000,000; plus or minus, as indicated, (c) without duplication, the sum of each of the following amounts of such Person and its Subsidiaries (other than any Consolidated Venture) for such period to the extent each of such following amounts is included in determining the Consolidated Net Income of such Person and its Subsidiaries (other than any Consolidated Venture) for such period: (i) plus net losses and minus net gains from any extraordinary or non-recurring disposal of assets including Dispositions, (ii) plus amortization for above-market coal sales contracts and minus amortization for below-market coal sales contracts, and (iii) plus the amount of decrease in the fair market value of warrants of the Parent and minus the amount of increase in the fair market value of warrants of the Parent; and minus (d) without duplication, the sum of the following amounts of such Person and such Subsidiaries (other than any Consolidated Venture) for such period to the extent paid in such period: (i) restructuring expenses related to the restructuring of the operations of the Loan Parties in Kentucky described in clause (b)(vii) above, and (ii) Refinancing Fees/Expenses described in clause (b)(xi) above."

(b)           The defined term "Fixed Charge Coverage Ratio" set forth in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) Consolidated Adjusted EBITDA of such Person and its Subsidiaries for such period, to (b) the sum of (i) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid or prepaid during such period to the extent there is an equivalent permanent reduction in the commitments thereunder, plus (ii) cash Consolidated Net Interest Expense of such Person and its Subsidiaries for such period, plus (iii) income taxes paid or payable by such Person and its Subsidiaries during such period, plus (iv) cash dividends or distributions paid, or the purchase, redemption or other acquisition or retirement for value (including in connection with any merger or consolidation), by such Person or any of its Subsidiaries, in respect of the Equity Interests of such Person or any of its Subsidiaries (other than dividends or distributions paid by a Loan Party to any other Loan Party) during such period, plus (v) all management, consulting, monitoring, and advisory fees paid by such Person or any of its Subsidiaries to any of its Affiliates during such period (excluding payments to the General Partner under the Administrative and Operational Services Agreement as in effect on the Effective Date), plus (vi) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness or through an Equity Issuance), plus (vii) mine reclamation obligations paid in cash by such Person and its Subsidiaries during such period."

2.      Conditions to Effectiveness. The effectiveness of this Amendment is subject to the concurrent satisfaction of each of the following conditions:

(a)           The Agents shall have received a fully executed copy of this Amendment executed by each of the Borrowers, each of the Guarantors and the Required Lenders;

(b)           The Agents shall have received a fully executed copy of an amendment to the First Lien Financing Agreement, in form and substance reasonably satisfactory to the Agents, with respect to the matters contemplated by this Amendment; and

(c)           no Default or Event of Default shall have occurred and be continuing.

3.      Representations and Warranties. To induce the Agents and the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Agents and the Lenders that:

(a)           the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate, partnership or limited liability company action, as applicable, on the part of such Loan Party and that this Amendment has been duly executed and delivered by such Loan Party;

(b)           this Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally; and

(c)           the representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the date hereof are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date).

4.      Release. In consideration of the agreements of the Agents and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby releases and forever discharges the Agent and the Lenders and their directors, officers, employees, agents, attorneys, affiliates, subsidiaries, successors and permitted assigns from any and all liabilities, obligations, actions, contracts, claims, causes of action, damages, demands, costs and expenses whatsoever (collectively "Claims"), of every kind and nature, however evidenced or created, whether known or unknown, arising prior to or on the date of this Amendment including, but not limited to, any Claims involving the extension of credit under or administration of this Amendment, the Financing Agreement or any other Loan Document, as each may be amended, or the Indebtedness incurred by the Borrowers thereunder or any other transactions evidenced by this Amendment, the Financing Agreement or any other Loan Document.

5.      Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.      References. Any reference to the Financing Agreement contained in any document, instrument or Loan Document executed in connection with the Financing Agreement shall be deemed to be a reference to the Financing Agreement as modified by this Amendment.

7.      Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Receipt by telecopy or electronic mail of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

8.      Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Financing Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Financing Agreement. Except as expressly modified and superseded by this Financing Agreement, the terms and provisions of the Financing Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.

9.      Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

10.    Costs and Expenses. The Borrowers will pay on demand all reasonable fees, costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents.

11.    Loan Document. Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (a) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made or (b) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

12.    Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WAIVER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

OXFORD MINING COMPANY, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Amendment No. 1 to Financing Agreement

GUARANTORS:

OXFORD RESOURCE PARTNERS, LP

By Oxford Resources GP, LLC, its general partner

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Senior Vice President and Chief Financial Officer

OXFORD MINING COMPANY-KENTUCKY, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Senior Vice President and Chief Financial Officer

DARON COAL COMPANY, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Vice President and Assistant Treasurer

OXFORD CONESVILLE, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Senior Vice President and Chief Financial Officer

OXFORD RESOURCE FINANCE CORPORATION

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Amendment No. 1 to Financing Agreement

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

OBSIDIAN AGENCY SERVICES, INC.

By:	/s/ David Hollander
Name:	David Hollander
Title:	Vice President

Signature Page to Amendment No. 1 to Financing Agreement

LENDERS:

TENNENBAUM OPPORTUNITIES PARTNERS V, LP

TENNENBAUM OPPORTUNITIES FUND VI, LLC, each as Lenders

By:	Tennenbaum Capital Partners, LLC, its Investment Manager

By:	/s/ Howard M. Levkowitz
Name:	Howard M. Levkowitz
Title:	Managing Partner

Signature Page to Amendment No. 1 to Financing Agreement

LENDERS:

PIMCO DISTRESSED CREDIT FUND, L.P.

By:	PIMCO GP VII, LLC, its general partner

By:	PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, its Managing Member

By:	/s/ Adam L. Gubner
Name:	Adam L. Gubner
Title:	Senior Vice President

Signature Page to Amendment No. 1 to Financing Agreement

LENDERS:

PIMCO DISTRESSED CREDIT FUND, L.P.

By:	PIMCO GP VII, LLC, its general partner

By:	PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, its managing member

By:	/s/ Adam L. Gubner
Name:	Adam L. Gubner
Title:	Senior Vice President

Signature Page to Amendment No. 1 to Financing Agreement